Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank National Association

100 Wall Street, Suite 600

New York, NY 10005

(212) 951-6993

(Name, address and telephone number of agent for service)

BERRY GLOBAL GROUP, INC.

BERRY GLOBAL, INC.

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

(Issuer with respect to the Securities)

Delaware	35-1814673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Oakley Street Evansville, Indiana	47710
(Address of Principal Executive Offices)	(Zip Code)

0.95% First Priority Senior Secured Notes due 2024

1.57% First Priority Senior Secured Notes due 2026

1.65% First Priority Senior Secured Notes due 2027

(Title of the Indenture Securities)

Table of Additional Registrant Guarantors

Exact name of registrant as specified in its charter	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
AeroCon, LLC	Delaware	3089	35-1948748
AVINTIV Acquisition Corporation	Delaware	3089	27-4133195
AVINTIV Inc.	Delaware	3089	27-4132779
AVINTIV Specialty Materials, Inc.	Delaware	3089	57-1003983
Berry Film Products Acquisition Company, Inc.	Delaware	3089	27-2981027
Berry Film Products Company, Inc.	Delaware	3089	11-2808683
Berry Global Films, LLC	Delaware	3089	35-2184293
Berry Plastics IK, LLC	Delaware	3089	42-1382173
Berry Plastics Acquisition Corporation V	Delaware	3089	36-4509933
Berry Plastics Acquisition LLC X	Delaware	3089	35-2184301
Berry Plastics Acquisition Corporation XII	Delaware	3089	35-2184299
Berry Plastics Acquisition Corporation XIII	Delaware	3089	35-2184298
Berry Plastics Design, LLC	Delaware	3089	62-1689708
Berry Plastics Filmco, Inc.	Delaware	3081	34-1848686
Berry Plastics Opco, Inc.	Delaware	3089	30-0120989
Berry Plastics SP, Inc.	Delaware	3089	52-1444795
Berry Plastics Technical Services, Inc.	Delaware	3089	57-1029638
Berry Specialty Tapes, LLC	Delaware	2673	35-2184302
Berry Sterling Corporation	Delaware	3089	54-1749681
BPRex Brazil Holding Inc.	Delaware	3089	34-1864772
BPRex Closure Systems, LLC	Delaware	3089	27-4588544
BPRex Closures Kentucky Inc.	Delaware	3089	56-2209554
BPRex Closures, LLC	Delaware	3089	27-4579074
BPRex Delta Inc.	Delaware	3089	71-0725503
BPRex Healthcare Brookville Inc.	Delaware	3089	22-2784127
BPRex Healthcare Packaging Inc.	Delaware	3089	20-1555450
BPRex Plastic Packaging Inc.	Delaware	3089	34-1559354
BPRex Plastics Services Company Inc.	Delaware	3089	62-1256003
BPRex Product Design and Engineering Inc.	Minnesota	3089	41-0751022

Exact name of registrant as specified in its charter	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
BPRex Specialty Products Puerto Rico Inc.	New Jersey	3089	66-0414062
Caplas LLC	Delaware	3089	20-3888603
Caplas Neptune, LLC	Delaware	3089	20-5557864
Captive Plastics Holdings, LLC	Delaware	3089	20-1290475
Captive Plastics, LLC	Delaware	3089	22-1890735
Cardinal Packaging, Inc.	Delaware	3089	34-1396561
Chicopee, Inc.	Delaware	3089	57-1013629
Chocksett Road Limited Partnership	Massachusetts	3081	30-0556078
Chocksett Road Realty Trust	Massachusetts	3081	04-6646061
Covalence Specialty Adhesives LLC	Delaware	2672	20-4104683
Covalence Specialty Coatings LLC	Delaware	2672	20-4104683
CPI Holding Corporation	Delaware	3089	34-1820303
Dominion Textile (USA), L.L.C.	Delaware	3089	13-2865428
Dumpling Rock, LLC	Massachusetts	3081	27-2763918
Estero Porch, LLC	Delaware	3081	27-4109579
Fabrene, L.L.C.	Delaware	3089	51-0319685
Fiberweb GEOS, Inc.	Virginia	3089	27-4528301
Fiberweb, LLC	Delaware	3089	57-0833773
Global Closure Systems America 1, Inc.	Delaware	3089	02-0759661
Grafco Industries Limited Partnership	Maryland	3089	52-1729327
Kerr Group, LLC	Delaware	3089	95-0898810
Knight Plastics, LLC	Delaware	3089	35-2056610
Laddawn, Inc.	Massachusetts	3081	04-2590187
Lamb’s Grove, LLC	Delaware	3081	20-1648837
Letica Corporation	Michigan	3089	38-1871243
Letica Resources, Inc.	Michigan	3089	38-2308379
M&H Plastics, Inc.	Virginia	3089	06-1711463
Millham, LLC	Delaware	3081	51-0437775
Old Hickory Steamworks, LLC	Delaware	3089	27-1393212
Packerware, LLC	Delaware	3089	48-0759852

Exact name of registrant as specified in its charter	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Pescor, Inc.	Delaware	3089	74-3002028
PGI Europe, Inc.	Delaware	3089	56-2154891
PGI Polymer, Inc.	Delaware	3089	57-0962088
Pliant International, LLC	Delaware	2673	87-0473075
Pliant, LLC	Delaware	2673	43-2107725
Poly-Seal, LLC	Delaware	3089	52-0892112
Providencia USA, Inc.	North Carolina	3089	26-3133752
Rollpak Corporation	Delaware	3089	35-1582626
RPC Bramlage, Inc.	Pennsylvania	3089	23-2879309
RPC Leopard Holdings, Inc.	Delaware	3089	35-2646493
RPC Packaging Holdings (US), Inc.	Delaware	3089	51-0408655
RPC Promens Inc.	Delaware	3089	84-2023263
RPC Superfos US, Inc.	Delaware	3089	45-4818978
RPC Zeller Plastik Libertyville, Inc.	Delaware	3089	20-3452025
Saffron Acquisition, LLC	Delaware	3089	94-3293114
Setco, LLC	Delaware	3089	56-2374074
Sugden, LLC	Delaware	3081	26-2577829
Sun Coast Industries, LLC	Delaware	3089	59-1952968
Uniplast Holdings, LLC	Delaware	2673	13-3999589
Uniplast U.S., Inc.	Delaware	2673	04-3199066
Venture Packaging Midwest, Inc.	Delaware	3089	34-1809003
Venture Packaging, Inc.	Delaware	3089	51-0368479

All additional registrants have the following principal executive office:

c/o Berry Global Group, Inc.
101 Oakley Street,
Evansville, Indiana 47710

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 30th of August, 2021.

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

CURRENCY BUREAU
SEAL
OF THE
Comptroller
OF THE
CURRENCY
TREASURY DEPARTMENT

2021-00217-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2021-00217-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 30, 2021

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President